Exhibit 99.1

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact:	Release Number: 05-07

Dev Ghose
Stuart Blackie
(206) 624-8100

Media Contact
Alan Oshiki
Broadgate Consultants, Inc.
(212) 232-2222

SHURGARD ANNOUNCES FOURTH QUARTER AND 2004 ANNUAL RESULTS AND DATE FOR

QUARTERLY MANAGEMENT CONFERENCE CALL

SEATTLE, WASHINGTON, March 29, 2005 . . . Shurgard Storage Centers, Inc. (NYSE: SHU), a leading self-storage real estate investment trust (REIT) in the United States and Europe, today released results for the fiscal year and quarter ended December 31, 2004 and filed its annual report on Form 10-K with the Securities and Exchange Commission. The company announced that net income for the full year was $45.3 million, up 20% from $37.6 million reported in 2003. Basic net income per share increased to $0.72 in 2004 from $0.63 in 2003. Diluted net income per share increased to $0.71 in 2004 from $0.62 in 2003. Net income for the fourth quarter was $6.6 million, up from $3 million in the fourth quarter of 2003. Basic and diluted net income per share attributable to common shareholders for the quarter was $0.08 compared to $0.0 for the equivalent quarter in 2003.

This improvement in net income was driven, in part, by the significant internal growth in U.S. NOI, gains on the sale of certain domestic properties, foreign exchange gains and a decrease in impairment losses from 2003 levels. Because we acquired additional ownership interests in Shurgard Europe these gains were largely offset by an increased share of the operating losses of Shurgard Europe (which were consolidated in the company’s financial statement for the first time in 2004) and increased interest and depreciation expenses. Net income was also affected by the reserve of $2.8 million for the previously announced probable settlement of the wage and hour class action lawsuit and a decrease in the amortization income related to the participation rights discount.

Charles K. Barbo, Shurgard’s chairman and chief executive officer stated, “We are pleased with the results of both our U.S. and European stores in 2004. In particular, the solid growth in our same store revenues and Net Operating Income (NOI) for 2004 was very encouraging.” The Company reported that Same Store NOI after leasehold and indirect costs was up 5% and 15% over the previous year for the United States and Europe, respectively.

Funds from Operations (FFO)

FFO attributable to common shareholders for the fourth quarter of 2004 was $25.2 million, up 26% from $20 million in the fourth quarter of 2003. This corresponds to FFO per share of $0.53 in the fourth quarter of 2004 compared to $0.43 in the fourth quarter of 2003. FFO for the full year 2004 was $96.6 million compared with $88.4 million in 2003, an increase of 9.3%. The main components of this movement are the same as for net income, except for the exclusion of gains on sales of properties and depreciation. FFO per share for the year was $2.07 per share compared to $2.15 for the full year 2003. The dilution in FFO per share is primarily related to the issuance of additional equity commencing mid-2003 as we increased our ownership interest in Shurgard Europe.

Guidance for 2005

“We see a trend of continued revenue growth in both our U.S. and European store portfolios, based on the first two months of 2005,” commented David K. Grant, president and chief operating officer of Shurgard. “Our current estimates project Same Store NOI to grow by 3% to 4% in the United States and by 12% to 15% in Europe in 2005 compared to 2004.” Shurgard also expects to develop approximately 20 new stores in Europe and 5 to 10 new stores in the United States during 2005. We currently project FFO per share for 2005 to increase by 9% to 16% over 2004 levels ($2.25 to $2.40 per share). We expect earnings per share to be in the range of $0.39 to $0.54. Management expects general and administrative expenses will remain high, comparable to 2004 levels, as the Company continues to bolster its controls and processes in order to comply with Section 404 of the Sarbanes-Oxley Act. These estimates are dependent on certain assumptions made for store performance, levels of overhead cost and new store development. The estimates assume an average interest rate on non-hedged variable rate debt of 3.5% and conversion of Shurgard Europe’s results from euros to U.S. dollars at an average exchange rate unchanged from year-end 2004. These could all vary from management’s forecast.

Domestic Operating Results

During the fourth quarter of 2004, the Domestic Same Store segment generated growth in revenue of 5.3% and NOI before leasehold and indirect expenses of 7.1% over the fourth quarter of 2003. Growth in NOI after leasehold and indirect expenses in the quarter was 3.9% over the same quarter in 2003. Domestic Same Store revenue and NOI before leasehold and indirect expenses increased 4.6% and 5.5%, respectively, for the full year 2004, compared to the previous year. NOI after leasehold and indirect expenses increased 5.0% from the previous year.

European Operating Results

At constant exchange rates, the Europe Same Store segment in the fourth quarter of 2004 generated increases in revenue of 7.7% and NOI before leasehold and indirect expenses of 2.0% over the fourth quarter of 2003. NOI after leasehold and indirect expenses in the quarter grew 0.5% from the same quarter in 2003. Strong revenue growth due to a combination of occupancy gains and rental rate growth was largely offset during the quarter by increased operating expenses, primarily related to special marketing efforts as management targets occupancy growth in the stores not yet at stabilized occupancy levels. At constant exchange rates, Europe Same Stores for the full year 2004 generated growth in revenue and NOI after leasehold and indirect expenses of 9.5% and 15.5%, respectively, over the previous year.

The average occupancy for the full year 2004 of the Europe Same Store pool (75%) is lower than the average occupancy of the Domestic Same Store portfolio during the same period (85%), in part because of the significantly younger average age of the stores in the European portfolio, with some stores in the Europe Same Store pool still in rent-up. The Company also believes its operating performance in Europe continues to be influenced by weaker economies in some of its European markets and by a temporary over-supply in certain markets from new developments by Shurgard and its competitors.

Portfolio

As of December 2004, Shurgard operated an international network of 633 operating properties containing approximately 39.9 million net rentable square feet. The total includes 475 owned, partially owned or leased storage centers in operation in the United States, 23 stores in the United States that we manage for third parties and 135 owned or partially owned stores in Europe. Of the 610 owned, partially owned or leased stores in the United States and Europe, 483 are classified as Same Stores and 127 are classified as New Stores.

Together, the Domestic and Europe New Store groups now represent 29% of Shurgard’s investment in storage centers, but these contributed only 4% of total NOI after leasehold and indirect expenses reported for the full year 2004. Mr. Grant emphasized, “These stores are still in various stages of rent-up and consequently have not yet achieved their targeted revenue and operating potential. In the future, as these facilities realize their potential, the future growth of the company should be significantly bolstered.”

During the fourth quarter of 2004, the Company added 13 new properties to its domestic and European network. Two new storage centers were completed and five were acquired in the United States, while six new stores were completed in Europe. During the quarter Shurgard retired the participation rights in the CCP/Shurgard joint venture portfolio and acquired four stores related to those rights, in a transaction that closed on December 10, 2004. The two newly constructed domestic stores had a total capitalized cost as of the end of the fourth quarter of $5.3 million and contained 93,000 net rentable square feet. The five new domestic stores acquired by the Company, had an acquisition cost of $21.1 million, net of debt of $17.4 million. These stores contain 346,000 net rentable square feet. The six new stores in Europe have a capitalized cost of $42 million and contain 305,000 net rentable square feet.

For the full year 2004, the Company added a total of 16 new stores in the United States: seven of which were acquisitions and nine new developments. Thirteen new stores were added in Europe: one an acquisition and twelve new developments.

At the end of the 2004, the Company had one store under construction and four pending construction in the United States. These stores have an estimated total completed cost of $38.1 million. At the end of the quarter, Shurgard Europe had four storage centers under construction: two in the United Kingdom, one in Germany and one in France. These stores had an estimated total completed cost of $33.5 million. In addition, there were eight new sites in Europe pending construction.

Mr. Grant observed, “Management continues to look at ways to realize additional value from its existing portfolio with particular focus on older stores that could benefit from redevelopment or, in cases where they are no longer considered to be of strategic value, sold to other operators or investors.” Shurgard currently has six properties undergoing redevelopment and nine approved for redevelopment in the near term.

Status of Management’s Report on Internal Control over Financial Reporting

Although management has not completed its assessment of our internal control over financial reporting for 2004, the Company has made significant progress towards enhancing the overall system of internal controls. These include recruiting several key finance and accounting personnel with extensive public company and REIT experience, appointing new Directors to our Board with audit and international public company backgrounds, instituting appropriate accounting policies, procedures and reconciliation processes, and implementing a new consolidation program, among other initiatives. Dev Ghose, executive vice president and chief financial officer noted “Upon the completion of our internal control over financial reporting assessment, we will file an amended Form 10-K for 2004 to provide the updated Management Report on Internal Control over Financial Reporting. The remediation of all material weaknesses in internal control over financial reporting in the near-term continues to remain the highest priority goal for our Company.”

Quarterly Management Conference Call

A conference call is scheduled for Wednesday, March 30, 2005, at 10:00 am (Pacific) to discuss the 2004 fourth quarter and year-end results. The public is invited to listen to the call live via the Internet by clicking the appropriate links on the Company’s website at http://www.shurgard.com/ir. The call also is available live on a listen-only basis by dialing 800-366-7417 (US & CN callers) and 303-205-0066 (International Callers). A taped replay of the conference call is available via the Internet address listed above until April 6, 2005 or via telephone until April 6, 2004, at 303-590-3000 (US & CN callers) and 800-405-2236 (International callers) access code 11027438#

* * *

The Company uses Funds from Operations (“FFO”) in addition to net earnings to report its operating results. The Company uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts as interpreted by the Securities and Exchange Commission. Accordingly, FFO is defined as net earnings (computed in accordance with GAAP), excluding gains (losses) on dispositions of interests in depreciated operating properties and real estate depreciation and amortization expenses. FFO includes the Company’s share of FFO of unconsolidated real estate ventures and discontinued operations and excludes minority interests in real estate depreciation and amortization expenses. The Company believes FFO is a meaningful disclosure as a supplement to net earnings because net earnings assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The Company believes that the values of real estate assets fluctuate due to market conditions. The Company’s calculation of FFO may not be comparable to similarly titled measures reported by other companies because not all companies calculate FFO in the same manner. FFO is not a liquidity measure and should not be considered as an alternative to cash flows or indicative of cash available for distribution. It also should not be considered an alternative to net earnings, as determined in accordance with U.S. GAAP, as an indication of the Company’s financial performance. A reconciliation of GAAP net income to FFO is included in the tables attached to this release.

Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding the earnings guidance, projected development activity, including our projected revenues, expenses, FFO projections, and net income projections for 2004 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that implementation of the business plan, including marketing and sales initiatives, will not be successful and that the Company’s earnings, expenses or revenues may be affected by other factors, such as: the risk that changes in economic conditions in the markets in which we operate; the risk that competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in lease up of newly developed properties; the risk that new developments could be delayed or reduced; the risk that the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction expenses; the risk that tax law changes may change the taxability of future income; the risk that increases in interest rates may increase the cost of refinancing long term debt; and the risk that the Company’s alternatives for funding its business plan may be impaired by the economic uncertainty due to the impact of war or terrorism; and the risk that the Company’s interest in Shurgard Europe may be adversely impacted if that entity is unable to complete formation and funding of its contemplated development joint ventures. We may also be affected by pending legislation and deadlines imposed by the Sarbanes-Oxley Act of 2002. Changes in accounting principles, including impending changes in accounting for stock options, may affect the Company’s reported results of operations and financial position. The information presented in this release reflects Shurgard’s expectations as of the date of this release. Except as required by law, Shurgard undertakes no obligation to update or revise the information provided herein.

For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard’s financial performance, see Shurgard’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 29, 2005, and Form 10-Q for the quarter ending March 31, 2004, filed with the SEC on July 12, 2004, Form 10-Q for the quarter ending June 30, 2004, filed with the SEC on August 13, 2004, and Form 10-Q for the quarter ending September 30, 2004, filed with the SEC on November 9, 2004.

INDEX of TABLES TO FOLLOW:

Table 1.	Consolidated Statements of Net Income for the years ended December 31, 2004, 2003, and 2002

Table 2.	Consolidated Statements of Net Income for the three months ended December 31, 2004 and 2003

Table 3.	Consolidated Balance Sheet as of December 31, 2004 and 2003

Table 4.	FFO Reconciliation for the year ended December 31, 2004, 2003 and 2002 and for the three months ended December 31, 2004 and 2003

Table 5.	Europe FFO Reconciliation for the year ended December 31, 2004.

Table 6.	Changes in Net Income for the year December 31, 2004 compared to the year ended December 31, 2003

Table 7.	Earnings Per Share for the year ended December 31, 2004, 2003 and 2002

Table 8.	Earnings Per Share for the three months ended December 31, 2004 and 2003

Table 9.	Segment reporting information results for the year ended December 31, 2004

Table 10.	Domestic Same Store Results for the three months ended December 31, 2004 and 2003

Table 11.	Domestic Same Store Results for the year ended December 31, 2004, 2003, and 2002

Table 12.	Summary of Operating Self Storage Properties

Table 13.	Europe Same Store Results for the three months ended December 31, 2004 and 2003

Table 14.	Europe Same Store Results for the year ended December 31, 2004, 2003 and 2002

Table 15.	Annual comparison for Europe Same Store for 2004 versus 2003 and the annual comparison for Europe Same Store for 2003 versus 2002

Table 16.	Domestic Same Store Vintage Analysis for the years ended December 31, 2004, 2003 and 2002

Table 17.	Europe Development Performance Vintage Analysis for the years ended December 31, 2004, 2003 and 2002

Table 18.	Foreign exchange translation for the years ended December 31, 2004 and 2003

Table 19.	Store Asset Values and Operating Information for the three months ended December 31, 2004

Table 1: SHURGARD STORAGE CENTERS, INC.

YEAR-TO-DATE OPERATING RESULTS

Consolidated Statements of Net Income for the year

ended December 31, 2004, 2003, and 2002

(Amounts in thousands except share data)

	For the year ended December 31,
	2004	2003	2002
Revenue
Storage center operations	$420,560	$292,357	$263,365
Other	5,101	6,877	6,080

Total revenue	425,661	299,234	269,445

Expenses
Operating	185,547	99,857	84,045
Depreciation and amortization	87,728	55,783	50,654
Real estate taxes	34,114	27,850	25,403
Impairment losses	80	12,671	1,626
General, administrative and other	32,960	18,012	9,880

Total expenses	340,429	214,173	171,608

Income from storage center operations	85,232	85,061	97,837

Other Income (Expense)
Interest:
Interest on loans	(82,876)	(51,182)	(40,051)
Amortization of participation rights discount	1,123	5,529	(4,824)
Loss on derivatives	(615)	(2,194)	(10,999)
Foreign exchange gain (loss)	6,247	(431)	—
Interest income and other, net	4,359	4,887	6,311

Other expense, net	(71,762)	(43,391)	(49,563)

Income before equity in earnings of other real estate investments, net and minority interest and income taxes	13,470	41,670	48,274
Minority interest	16,608	(1,206)	(866)
Equity in earnings (losses) of other real estate investments, net	93	(3,099)	(1,178)
Income tax expense	(72)	(1,611)	—

Income from continuing operations	30,099	35,754	46,230

Discontinued operations
Income from discontinued operations	1,309	1,884	1,829
Gain on sale of discontinued operations	16,226	—	—

Total discontinued operations	17,535	1,884	1,829

Cumulative effect of change in accounting principle	(2,339)	—	—

Net Income	45,295	37,638	48,059

Net Income Allocation
Preferred stock dividends	(11,897)	(11,896)	(16,639)

Net income available to common shareholders	$33,398	$25,742	$31,420

Net Income per Common Share - Basic:
Income from continuing operations available to common shareholders	$0.39	$0.59	$0.86
Discontinued operations	0.38	0.04	0.05
Cumulative effect of change in accounting principle	(0.05)	—	—

Net income per share	$0.72	$0.63	$0.91

Net Income per Common Share - Diluted:
Income from continuing operations available to common shareholders	$0.39	$0.58	$0.84
Discontinued operations	0.37	0.04	0.05
Cumulative effect of change in accounting principle	(0.05)	—	—

Net income per share	$0.71	$0.62	$0.89

Distributions per common share	$2.19	$2.15	$2.11

Table 2: SHURGARD STORAGE CENTERS, INC.

QUARTER-TO-DATE OPERATING RESULTS

Consolidated Statements of Net Income for the three months

ended December 31, 2004 and 2003 (unaudited)

(Amounts in thousands except share data)

	For the three months ended December 31,
	2004	2003
Revenue
Storage center operations	$110,476	$75,574
Other	1,214	1,476

Total revenue	111,690	77,050

Expenses
Operating	54,295	26,166
Depreciation and amortization	24,639	15,198
Real estate taxes	8,144	6,911
Impairment losses	80	10,831
General, administrative and other	9,633	8,486

Total expenses	96,791	67,592

Income from storage center operations	14,899	9,458

Other Income (Expense)
Interest:
Interest on loans	(23,279)	(13,884)
Amortization of participation rights discount	2,123	6,369
(Loss) gain on derivatives	(226)	101
Foreign exchange gain (loss)	6,740	(152)
Interest income and other, net	2,052	2,447

Other expense, net	(12,590)	(5,119)

Income before equity in earnings of other real estate investments, net and minority interest and income taxes	2,309	4,339
Minority interest	4,253	(345)
Equity in earnings (losses) of other real estate investments, net	46	(747)
Income tax expense	(25)	(681)

Income from continuing operations	6,583	2,566

Discontinued operations
Income from discontinued operations	154	442
Gain on sale of discontinued operations	(97)	—

Total discontinued operations	57	442

Net income	6,640	3,008

Net Income Allocation
Preferred stock dividends	(2,974)	(2,974)

Net income available to common shareholders	$3,666	$34

Net Income per Common Share - Basic:
Income from continuing operations available to common shareholders	$0.08	$(0.01)
Discontinued operations	—	0.01

Net income per share	$0.08	$—

Net Income per Common Share - Diluted:
Income from continuing operations available to common shareholders	$0.08	$(0.01)
Discontinued operations	—	0.01

Net income per share	$0.08	$—

Distributions per common share	$0.55	$0.54

Table 3: SHURGARD STORAGE CENTERS, INC.

BALANCE SHEET

Consolidated Balance Sheet as of December 31, 2004 and 2003

(Amounts in thousands except share data)

	December 31, 2004	December 31, 2003
ASSETS:
Storage centers:
Operating storage centers	$3,143,488	$1,902,636
Less accumulated depreciation	(479,531)	(322,005)

Operating storage centers, net	2,663,957	1,580,631
Construction in progress	58,431	38,867
Properties held for sale	8,328	1,530

Total storage centers	2,730,716	1,621,028

Investment in Shurgard Europe	—	319,267
Cash and cash equivalents	50,277	11,670
Restricted cash	7,181	1,585
Notes receivable affiliate	—	56,543
Goodwill	24,206	24,206
Other assets	120,504	32,792

Total assets	$2,932,884	$2,067,091

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$60,938	$30,260
Other liabilities	$112,014	$46,602
Lines of credit	397,300	263,220
Notes payable	1,287,202	711,026
Participation rights liability, net of $4,053 discount at December 31, 2003	—	40,623

Total liabilities	1,857,454	1,091,731

Minority interest	169,232	20,940

Commitments and contingencies (Notes 5, 11, 16, 25 and 26)

Shareholders’ equity:
Series C Cumulative Redeemable Preferred Stock; $0.001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and outstanding; liquidation preference of $50,000	48,115	48,115
Series D Cumulative Redeemable Preferred Stock; $0.001 par value; 3,450,000 shares authorized; 3,450,000 shares issued and outstanding; liquidation preference of $86,250	83,068	83,068
Class A Common Stock, $0.001 par value; 120,000,000 authorized; 46,624,900 and 45,747,751 shares issued and outstanding, respectively	47	46
Additional paid-in capital	1,127,138	1,100,949
Accumulated deficit	(354,985)	(287,516)
Accumulated other comprehensive income	2,815	9,758

Total shareholders’ equity	906,198	954,420

Total liabilities and shareholders’ equity	$2,932,884	$2,067,091

Table 4: SHURGARD STORAGE CENTERS, INC.

FFO

FFO Reconciliation for the year ended December 31, 2004, 2003 and 2002 and for the three months ended December 31, 2004 and 2003

    (unaudited)

(in thousands except share data)

	For the year ended December 31,
(in thousands)	2004	2003	2002
Net income	$45,295	$37,638	$48,059
Depreciation and amortization (1)	77,131	52,715	48,266
Depreciation and amortization from unconsolidated joint ventures and subsidiaries	—	12,150	1,077
Gain on sale of operating properties	(16,226)	(2,238)	(983)
Cumulative effect of accounting change	2,339	—	—

FFO	108,539	100,265	96,419
Preferred distribution	(11,897)	(11,896)	(14,695)
Preferred stock redemption issue costs	—	—	(1,944)

FFO attributable to common shareholders	$96,642	$88,369	$79,780

FFO per share	$2.07	$2.15	$2.27

	For the three months ended December 31,
(in thousands)	2004	2003
Net income	$6,640	$3,008
Depreciation and amortization (1)
Depreciation and amortization from unconsolidated joint ventures and subsidiaries	21,583	14,501
Gain on sale of operating properties	—	7,249
Cumulative effect of accounting change	—	(1,708)

FFO	28,223	23,050
Preferred distribution	(2,974)	(2,974)
Preferred stock redemption issue costs	—	—

FFO attributable to common shareholders	$25,249	$20,076

FFO per share	$0.53	$0.43

(1)	Excludes depreciation related to non-real estate assets and minority interests in depreciation and amortization and includes depreciation and amortization of discontinued operations.

Table 5: SHURGARD STORAGE CENTERS, INC.

Split of FFO between Shurgard Europe and Shurgard U.S.

For the year ended December 31, 2004

    (unaudited)

(in thousands except share data)

	Shurgard Europe	Shurgard U.S.	Consolidated Shurgard Storage Centers, Inc.
Net income (loss)	$(27,767)	$73,062	$45,295
Depreciation and amortization (1)	17,458	59,673	77,131
Gain on sales of operating properties		(16,226)	(16,226)
Minority interest in FFO	1,454	(1,454)	—
Cumulative effect of change in accounting principle	2,339	—	2,339

FFO	$(6,516)	$115,055	$108,539

(1)	Excludes depreciation related to non-real estate assets and minority interests in depreciation and amortization and includes depreciation and amortization of discontinued operations.

Table 6: SHURGARD STORAGE CENTERS, INC.

COMPONENTS OF CHANGES IN NET INCOME

Changes in Net Income for the year December 31, 2004

compared to the year ended December 31, 2003

    (unaudited)

(In thousands except share data)	Change in Net Income	Diluted earnings per share (1)
Impact of :
Gain on sale of properties from discontinued operations	$16,226	$0.40
Increase in domestic operating income before General, administrative and other	9,267	0.23
Decrease in impairment losses	12,591	0.31
Decrease in amortization income related to participation rights discount	(4,406)	(0.11)
Increase in ownership of Shurgard Europe (net of minority interest)	(12,068)	(0.29)
Additional depreciation on basis difference of Shurgard Europe’s assets	(3,979)	(0.10)
Cumulative effect of change in accounting principle in 2004	(2,339)	(0.06)
Increase in domestic General, administrative other than STG exit costs and stock compensation expense	(3,731)	(0.09)
Increase in stock compensation expense	(2,283)	(0.06)
Exit costs of containerized storage operations (STG)	(2,276)	(0.06)
Increase in interest on loans	(3,124)	(0.08)
Increase in unrealized foreign exchange gain on intercompany debt	2,088	0.05
Domestic gains and losses on derivatives	2,824	0.07
Other, net (including the effect of additional shares outstanding)	(1,133)	(0.12)

Increase in Net income	$7,657	$0.09

(1)	The diluted earnings per share impact is calculated using the weighted average shares for the year ended December 31, 2003.

Table 7: SHURGARD STORAGE CENTERS, INC.

EARNINGS PER SHARE

Earnings Per Share for the year ended December 31, 2004, 2003 and 2002

(in thousands except share data)	Earnings	Basic Per share	Effect of dilutive stock options	Diluted Per share
For the year ended December 31, 2004
Number of shares		45,968	658	46,626
Income from continuing operations	$30,099
Less: preferred distributions and other	(11,897)	(296)		(296)

Income from continuing operations available to common shareholders adjusted	18,202	$0.39	$—	$0.39
Discontinued operations	17,535	0.38	(0.01)	0.37
Cumulative effect of change in accounting principle	(2,339)	(0.05)	—	(0.05)

Net Income	$33,398	$0.72	$(0.01)	$0.71

For the year ended December 31, 2003
Number of shares		40,406	582	40,988
Income from continuing operations	$35,754
Less: preferred distributions and other	(11,896)	(185)		(185)

Income from continuing operations available to common shareholders adjusted	23,858	$0.59	$(0.01)	$0.58
Discontinued operations	1,884	0.04	—	0.04

Net Income	$25,742	$0.63	$(0.01)	$0.62

For the year ended December 31, 2002
Number of shares		34,456	640	35,096
Income from continuing operations	$46,230
Less: preferred distributions	(14,695)
Less: preferred stock redemption issue cost	(1,944)	(131)		(95)

Income from continuing operations available to common shareholders	29,591	$0.86	$(0.02)	$0.84
Discontinued operations	1,829	0.05	—	0.05

Net Income	$31,420	$0.91	$(0.02)	$0.89

Table 8: SHURGARD STORAGE CENTERS, INC.

EARNINGS PER SHARE

Earnings Per Share for the three months ended December 31, 2004 and 2003

    (unaudited)

(in thousands except share data)	Earnings	Basic Per share	Effect of dilutive stock options	Diluted Per share
For the three months ended December 31, 2004
Number of shares		46,416	678	47,094
Income from continuing operations	$6,583
Less: preferred distributions and other	(2,974)	(65)		(65)

Income from continuing operations available to common shareholders adjusted	3,609	$0.08	$—	$0.08
Discontinued operations	57	—	—	—

Net Income	$3,666	$0.08	$—	$0.08

For the three months ended December 31, 2003
Number of shares		45,560	711	46,271
Income from continuing operations	$2,566
Less: preferred distributions and other	(2,974)	(50)		(50)

Income from continuing operations available to common shareholders adjusted	(408)	$(0.01)	$—	$(0.01)
Discontinued operations	442	0.01	—	0.01

Net Income	$34	$—	$—	$—

Table 9: SHURGARD STORAGE CENTERS, INC.

SEGMENT REPORTING INFORMATION RESULTS

Segment reporting information results for the year ended December 31, 2004

    (unaudited)

Year ended December 31, 2004

(dollars in thousands except average rent)	Domestic		Europe		Total
	Amount	% of total	Amount	% of total	Amount	% of total
Same Store (1)
Number of Storage Centers	411	87%	72	53%	483	79%
Revenues	$288,069	90%	$73,241	72%	$361,310	86%
NOI after indirect and leasehold expense	$176,410	93%	$32,301	117%	$208,711	96%
Avg. annual rent per sq. ft.	$11.53		$21.52
Avg. sq. ft. occupancy (3)	85%		75%
Total Storage Center Costs (4)	$1,602,382	82%	$618,821	54%	$2,221,203	71%

New Store (2)
Number of Storage Centers	64	13%	63	47%	127	21%
Revenues	$32,242	10%	$28,868	28%	$61,110	14%
NOI after indirect and leasehold expense	$12,826	7%	(4,729)	-17%	$8,097	4%
Avg. sq. ft. occupancy (3)	70%		36%
Total Storage Center Costs (4)	$349,127	18%	537,379	46%	$886,506	29%

Combined New and Same Stores
Number of Storage Centers	475	100%	135	100%	610	100%
Revenues	$320,311	100%	$102,109	100%	$422,420	100%
NOI after indirect and leasehold expense	$189,236	100%	$27,572	100%	$216,808	100%
Total Storage Center Costs (4)	$1,951,509	100%	1,156,200	100%	$3,107,709	100%

(1)	Our definition of Same Store includes existing storage centers acquired prior to January 1 of the previous year as well as developed properties that have been operating for a full two years as of January 1 of the current year. Our definition of Same Store results in the addition of storage centers each year as new acquisitions and developments meet the criteria for inclusion, so we then include these storage centers in the previous year’s comparable data. Other storage companies may define Same Store differently, which will affect the comparability of the data.
(2)	Our definition of New Store, as shown in the table above, includes existing domestic facilities that had not been acquired or leased as of January 1 of the previous year as well as developed properties that have not been operating a full two years as of January 1 of the current year.
(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.
(4)	Total costs capitalized to storage centers.

Table 10: SHURGARD STORAGE CENTERS, INC.

DOMESTIC QUARTER TO DATE SAME STORE RESULTS

Domestic Same Store Results for the three months ended December 31, 2004 and 2003

    (unaudited)

Same Store Results (1)

	For the three months ended December 31,
(dollars in thousands)	2004	2003	% Change
Storage center operations revenue	$72,734	$69,102	5.3%
Operating expense:
Personnel expenses	7,888	7,297	8.1%
Real estate taxes	5,483	5,646	-2.9%
Repairs and maintenance	2,171	2,061	5.3%
Marketing expense	2,255	2,793	-19.3%
Utilities and phone expenses	2,346	2,213	6.0%
Cost of Goods Sold	728	644	13.0%
Store admin and other expenses	2,356	2,230	5.7%

Direct operating and real estate tax expense	23,227	22,884	1.5%

NOI	49,507	46,218	7.1%
Leasehold expense	1,141	748	52.5%

NOI after leasehold expense	48,366	45,470	6.4%
Indirect operating expense (2)	4,702	3,440	36.7%

NOI after indirect operating and leasehold expense	$43,664	$42,030	3.9%

Avg. annual rent per sq. ft. (3)	$11.70	$11.32	3.4%
Avg. sq.ft. occupancy	85%	83%
Total net rentable sq. ft.	27,044,000	27,044,000
Number of properties	411	411

(1)	Table includes the total operating results of each storage center regardless of our percentage ownership interest in that storage center.
(2)	Indirect operating expense includes certain shared property costs such as district and corporate management, purchasing, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, legal services, human resources and accounting. Does not include containerized storage operations, internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to storage centers based on number of months in operation during the period.
(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 11: SHURGARD STORAGE CENTERS, INC.

DOMESTIC YEAR TO DATE SAME STORE RESULTS

Domestic Same Store Results for the year ended December 31, 2004, 2003 and 2002 (1)

    (unaudited)

	As defined in 2004			As defined in 2003
	For the year ended December 31,			For the year ended December 31,
(dollars in thousands)	2004	2003	% Change	2003	2002	% Change
Storage center operations revenue	$288,069	$275,397	4.6%	$254,549	$250,148	1.8%
Operating expense:
Personnel expenses	31,495	28,408	10.9%	25,404	23,014	10.4%
Real estate taxes	23,830	24,218	-1.6%	22,526	23,271	-3.2%
Repairs and maintenance	8,334	7,967	4.6%	6,954	5,597	24.2%
Marketing expense	7,550	8,506	-11.2%	7,624	8,273	-7.8%
Utilities and phone expenses	9,787	9,782	0.1%	8,664	8,465	2.4%
Cost of Goods Sold	3,411	2,970	14.8%	2,784	2,725	2.2%
Store admin and other expenses	9,107	9,164	-0.6%	8,401	8,270	1.6%

Direct operating and real estate tax expense	93,514	91,015	2.7%	82,357	79,615	3.4%

NOI	194,555	184,382	5.5%	172,192	170,533	1.0%
Leasehold expense	3,736	3,241	15.3%	3,240	3,201	1.2%

NOI after leasehold expense	190,819	181,141	5.3%	168,952	167,332
Indirect operating expense (2)	14,409	13,153	9.5%	11,035	9,708	13.7%

NOI after indirect operating and leasehold expense	$176,410	$167,988	5.0%	$157,917	$157,624	0.2%

Avg. annual rent per sq. ft.	$11.53	$11.30	2.0%	$11.84	$11.85	-0.1%
Avg. sq.ft. occupancy	85%	83%		84%	83%
Total net rentable sq. ft.	27,044,000	27,044,000		23,386,000	23,386,000
Number of properties as of December 31	411	411		361	361

(1)	Table includes the total operating results of each storage center regardless of our percentage ownership interest in that storage center.
(2)	Indirect operating expense includes certain shared property costs such as district and corporate management, purchasing, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, legal services, human resources and accounting. Does not include containerized storage operations, internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to storage centers based on number of months in operation during the period.

Table 12: SHURGARD STORAGE CENTERS, INC.

Summary of Operating Self Storage Properties

    (unaudited)

	Domestic		European		Total
	Number of Properties	Net Rentable Square Feet	Number of Properties	Net Rentable Square Feet	Number of Properties	Net Rentable Square Feet
100% owned or leased	373	24,060,000	1	38,000	374	24,098,000
Partially owned or leased, consolidated	99	6,945,000	134	7,277,000	233	14,222,000
Properties under leasing arrangements	3	211,000	—	—	3	211,000
Fee managed	23	1,338,000	—	—	23	1,338,000

	498	32,554,000	135	7,315,000	633	39,869,000

Table 13: SHURGARD STORAGE CENTERS, INC.

EUROPEAN QUARTER TO DATE SAME STORE RESULTS

European Same Store Results for three months ended December 31, 2004 and 2003 (1)

    (unaudited)

	Three months ended December 31,
(in thousands except average rent)	2004	2003 (3)	% Change
Storage center operations revenue	$19,691	$18,287	7.7%
Operating expense:
Personnel expenses	2,613	2,358	10.8%
Real estate taxes	724	632	14.6%
Repairs and maintenance	740	724	2.2%
Marketing expense	1,279	681	87.8%
Utilities and phone expenses	465	464	0.2%
Cost of Goods Sold	638	618	3.2%
Store admin and other expenses	1,449	1,261	14.9%

Direct operating and real estate tax expense	7,908	6,738	17.4%

NOI	11,783	11,549	2.0%
Leasehold expense	426	413	3.1%

NOI after leasehold expense	11,357	11,136	2.0%
Indirect operating expense (2)	2,483	2,307	7.6%

NOI after indirect operating and leasehold expense	$8,874	$8,829	0.5%

Avg. annual rent per sq. ft. (4)	$22.69	$22.13	2.5%
Avg. sq. ft. occupancy	76.9%	73.1%	5.2%
Total net rentable sq. ft.	4,078,000	4,078,000
Number of properties	72	72

(1)	Amounts for both years have been translated from local currencies at a constant exchange rate using the average exchange rate for the year ended December 31, 2004 for the 2004 to 2003 comparison.
(2)	Indirect operating expense includes certain shared property costs such as district and regional management, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, human resources and accounting. It does not include internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to storage centers based on number of months in operation during the period.
(3)	The 2003 results were not consolidated in our Consolidated Financial Statements.
(4)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 14: SHURGARD STORAGE CENTERS, INC.

EUROPEAN YEAR TO DATE SAME STORE RESULTS

European Same Store Results for year ended December 31, 2004, 2003 and 2002

    (unaudited)

	As defined in 2004 (1) Year ended December 31,			As defined in 2003 (2) Year ended December 31,
(in thousands except average rent)	2004	2003 (5)	% Change	2003 (5)	2002 (5)	% Change
Storage center operations revenue	$73,241	$66,867	9.5%	$44,523	$41,714	6.7%
Operating expense:
Personnel expenses	10,035	9,040	11.0%	5,435	4,832	12.5%
Real estate taxes	3,150	2,888	9.1%	1,714	1,830	-6.3%
Repairs and maintenance	2,786	2,386	16.8%	1,447	1,287	12.4%
Marketing expense	4,972	4,297	15.7%	2,309	2,150	7.4%
Utilities and phone expenses	1,846	1,920	-3.9%	1,084	996	8.8%
Cost of Goods Sold	2,515	2,337	7.6%	1,466	1,084	35.2%
Store admin and other expenses	5,235	4,849	8.0%	2,718	2,712	0.2%

Direct operating and real estate tax expense	30,539	27,717	10.2%	16,173	14,891	8.6%

NOI	42,702	39,150	9.1%	28,350	26,823	5.7%
Leasehold expense	1,620	1,563	3.6%	1,167	1,062	9.9%

NOI after leasehold expense	41,082	37,587	9.3%	27,183	25,761	5.5%
Indirect operating expense (3)	8,781	9,610	-8.6%	5,328	5,480	-2.8%

NOI after indirect operating and leasehold expense	$32,301	$27,977	15.5%	$21,855	$20,281	7.8%

Avg. annual rent per sq. ft. (4)	$21.52	$21.17	1.7%	$19.28	$18.66	3.3%
Avg. sq. ft. occupancy	75.0%	69.6%	7.8%	75.5%	73.5%	2.7%
Total net rentable sq. ft.	4,078,000	4,078,000		2,736,000	2,736,000
Number of properties	72	72		47	47

(1)	Amounts have been translated from local currencies at a constant exchange rate using the average exchange rate for 2004 for the 2004 to 2003 comparison and at 2003 average exchange rates for the 2003 to 2002 comparison.
(2)	Amounts have been translated from local currencies at a constant exchange rate using the average exchange rate for 2003 for the 2003 to 2002 comparison.
(3)	Indirect operating expense includes certain shared property costs such as district and regional management, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, human resources and accounting. It does not include internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to storage centers based on number of months in operation during the period.
(4)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.
(5)	The 2003 results were not consolidated in our Consolidated Financial Statements.

Table 15: SHURGARD STORAGE CENTERS, INC.

EUROPEAN 2004 ANNUAL COMPARISON

Annual comparison for European same store of 2004 versus 2003 and the annual comparison for European same store of 2003 versus 2002

    (unaudited)

	Number of Properties	2004 Average Occupancy	Percent change of 2004 compared to 2003
			Revenue	NOI	Occupancy	Rate
Belgium	15	77.1%	4.2%	5.4%	1.5%	1.8%
Netherlands	15	69.6%	10.6%	9.8%	10.3%	1.2%
France	16	82.3%	11.6%	14.3%	11.0%	-0.2%
Sweden	17	72.2%	10.9%	10.4%	9.3%	2.1%
Denmark	2	73.7%	22.5%	37.9%	16.8%	2.4%
United Kingdom	7	72.9%	7.1%	-0.6%	4.7%	2.6%

Europe Totals	72	75.0%	9.5%	9.1%	7.8%	1.7%

	Number of Properties	2003 Average Occupancy	Percent change of 2003 compared to 2002
			Revenue	NOI	Occupancy	Rate
Belgium	14	77.3%	1.2%	-4.0%	-0.9%	4.5%
Netherlands	6	75.4%	10.7%	12.9%	5.2%	4.7%
France	11	78.5%	14.2%	21.8%	6.1%	6.5%
Sweden	11	70.9%	-0.8%	-5.8%	1.4%	-3.0%
United Kingdom	5	74.7%	7.0%	11.7%	7.3%	0.2%

Europe Totals	47	75.5%	6.7%	5.7%	2.7%	3.3%

Table 16: SHURGARD STORAGE CENTERS, INC.

DOMESTIC YEAR TO DATE SAME STORE VINTAGE TABLE

Domestic Same Store Vintage Analysis for the year December 31, 2004, 2003 and 2002

    (unaudited)

		(In millions) Total Storage Center Cost (1)	Total Net Rentable Sq. ft. when all phases are complete							(In thousands)			(In thousands)
	Number of Properties						Average Annual Rent						NOI
				Average Occupancy			(per sq. ft) (2)			Revenue			(after leaseholds expenses)
				2004	2003	2002	2004	2003	2002	2004	2003	2002	2004	2003	2002
Same Store since 2004	60	$222.6	4,449,000	78%	74%	63%	$8.15	$7.84	$7.20	$30,937	$27,534	$14,658	$18,810	$15,800	$7,349
Same Store since 2003	30	137.2	1,845,000	84%	79%	69%	13.18	12.58	12.50	22,048	20,287	17,881	11,596	10,593	8,301
Same Store since 2002 or prior	321	1,242.6	20,750,000	86%	85%	85%	12.04	11.82	11.84	235,084	227,576	226,125	160,413	154,748	155,562

Same Store total	411	$1,602.4	27,044,000	85%	83%	81%	$11.53	$11.30	$11.47	$288,069	$275,397	$258,664	$190,819	$181,141	$171,212

(1)	Total capitalized costs to storage centers since the store was acquired or developed.
(2)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 17: SHURGARD STORAGE CENTERS, INC.

EUROPEAN DEVELOPMENT

European Development Performance Vintage Analysis for the year ended December 31, 2004, 2003 and 2002

    (unaudited)

	Number of Prop- erties	(in millions) Total Storage Center Cost (1)	Total Net Rentable sq. ft. when all phases are Complete							(In thousands)			(In thousands)
				Average Occupancy			Average Annual Rent (per sq. ft) (2) (3)			Revenue (2)			NOI (2) (4) (after leasehold expenses)
				For the year ended, December 31,			For the year ended, December 31,			For the year ended, December 31,			For the year ended, December 31,
				2004	2003	2002	2004	2003	2002	2004	2003	2002	2004	2003	2002
Opened in 2004
Germany	4	$28.0	202,000	5.0%	—	—	$17.00	$—	$—	$193	$—	$—	$(887)	$—	$—
France	4	24.7	217,000	1.9%	—	—	21.77	—	—	106	—	—	(625)	(2)	—
Denmark	2	15.4	101,000	10.2%	—	—	18.95	—	—	250	—	—	(259)	—	—
United Kingdom	3	32.4	123,000	28.9%	—	—	19.56	—	—	753	—	—	84	—	—

Total opened in 2004	13	$100.5	643,000	9.3%	—	—	$19.17	$—	$—	$1,302	$—	$—	$(1,687)	$(2)	$—

Opened in 2003
Belgium	1	$3.8	46,000	51.8%	4.9%	—	$14.49	$9.43	$—	$369	$24	$—	$110	$(93)	$—
Netherlands	7	42.2	351,000	30.3%	2.1%	—	19.93	14.97	—	2,266	125	—	(357)	(829)	—
Germany	5	38.2	268,000	25.8%	2.6%	—	14.20	7.62	—	1,069	61	—	(915)	(941)	—
France	7	46.9	371,000	25.1%	3.1%	—	22.24	20.58	—	2,430	287	—	(783)	(790)	—
Sweden	2	12.5	94,000	36.2%	7.8%	—	17.41	13.05	—	717	119	—	(92)	(314)	—
Denmark	1	8.4	50,000	53.1%	9.5%	—	21.98	20.23	—	670	119	—	232	(222)	—
United Kingdom	3	34.0	149,000	34.4%	4.2%	—	40.05	36.06	—	2,317	279	—	456	(204)	—

Total opened in 2003	26	$186.0	1,329,000	30.4%	3.5%	—	$21.64	$18.11	$—	$9,838	$1,014	$—	$(1,349)	$(3,393)	$—

Opened in 2002
Belgium	2	$7.8	101,000	46.8%	33.7%	11.7%	$12.28	$12.18	$11.48	$625	$454	$122	$89	$(145)	$(255)
Netherlands	7	44.0	368,000	49.1%	29.7%	5.1%	18.82	18.95	14.76	3,614	2,266	152	1,253	51	(580)
France	7	46.9	376,000	59.5%	35.0%	10.2%	19.93	20.56	19.89	5,183	3,142	632	1,658	(5)	(791)
Sweden	3	20.2	151,000	66.5%	40.8%	12.5%	20.05	18.07	17.13	2,277	1,319	255	1,008	186	(413)
Denmark	2	15.7	106,000	60.6%	25.1%	2.1%	21.44	20.76	10.70	1,503	607	5	560	(191)	(254)
United Kingdom	3	35.4	163,000	61.2%	27.2%	3.7%	40.32	42.88	34.91	4,526	2,226	109	2,274	361	(274)

Total opened in 2002	24	$170.0	1,265,000	56.6%	32.2%	7.6%	$22.14	$21.49	$17.85	$17,728	$10,014	$1,275	$6,842	$257	$(2,567)

New Store Total	63	$456.5	3,237,000	36.5%	14.0%	7.6%	$21.82	$21.15	$17.85	$28,868	$11,028	$1,275	$3,806	$(3,138)	$(2,567)

Same store:
Opened in 2001
Belgium	1	$4.0	51,000	65.7%	53.5%	25.8%	$15.42	$14.77	$14.02	$573	$449	$209	$317	$143	$(57)
Netherlands	9	51.7	484,000	64.1%	54.2%	32.3%	17.94	17.97	17.45	5,906	5,061	3,032	2,532	1,907	(4)
France	5	35.9	280,000	80.2%	65.2%	40.5%	22.05	21.84	21.30	5,554	4,449	2,867	3,073	2,010	809
Sweden	6	35.7	315,000	69.4%	55.6%	28.3%	18.24	17.50	17.77	4,612	3,602	1,875	2,133	1,399	(223)
Denmark	2	14.4	110,000	73.7%	63.1%	42.0%	21.23	20.73	20.33	1,888	1,542	998	873	633	107
United Kingdom	2	22.2	102,000	61.8%	56.2%	47.1%	41.01	41.85	37.87	2,876	2,706	2,082	1,633	1,557	1,035

Total opened in 2001	25	$163.9	1,342,000	69.4%	57.7%	34.7%	$20.76	$20.68	$20.75	$21,409	$17,809	$11,063	$10,561	$7,649	$1,667

Opened in 2000 and before
Belgium	14	$72.4	855,000	77.8%	77.3%	78.1%	$15.87	$15.61	$14.91	$11,684	$11,317	$10,949	$7,549	$7,322	$7,630
Netherlands	6	37.5	345,000	77.2%	75.4%	71.7%	22.26	21.45	20.47	6,383	6,052	5,457	3,983	4,020	3,561
France	11	63.2	585,000	83.4%	78.5%	74.0%	26.29	26.25	24.66	14,271	13,323	11,702	7,993	7,596	6,248
Sweden	11	68.0	677,000	73.5%	70.9%	70.0%	20.80	20.37	20.92	11,821	11,222	11,143	6,475	6,366	6,748
United Kingdom	5	47.6	274,000	77.0%	74.7%	69.6%	32.40	31.18	31.13	7,673	7,144	6,687	4,521	4,634	4,153

Total opened before 2001	47	$288.7	2,736,000	77.8%	75.5%	73.5%	$21.85	$21.36	$20.64	$51,832	$49,058	$45,938	$30,521	$29,938	$28,340

Same Store Total	72	$452.6	4,078,000	75.0%	69.6%	60.1%	$21.52	$21.17	$20.68	$73,241	$66,867	$57,001	$41,082	$37,587	$30,007

(1)	The actual completed cost of these projects are reported in U.S. dollars translated at the December 31, 2004 exchange rate of $1.36 to the euro. Operating results (see note (2) below) are reported at the average exchange rate for the year 2004 which was $1.24 to the euro. As these exchange rates are different we believe it does not allow for an accurate measure of property investment yield. We believe the application of a constant exchange rate to both the property cost and operating results would provide a more meaningful measure of investment yield. The cost of the storage centers excludes the excess cost of approximately $247 million we paid for part of our ownership interest acquisition in Shurgard Europe in 2003.
(2)	The amounts have been translated from local currencies at a constant exchange rate using the average exchange rate for 2004.
(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period. On the year of opening the average annual rent is lower as the store had not been opened a full year.
(4)	Expenses in some instances may include certain pre-opening costs

Table 18: SHURGARD STORAGE CENTERS, INC.

FOREIGN EXCHANGE TRANSLATION

Foreign exchange translation for year ended December 31, 2004 and 2003

With the significant increase in the Company’s interest in Shurgard Europe, and its consolidation beginning in 2004, foreign currency translation will have a greater impact on the quarterly reporting of our financial results. Foreign currency translation could cause volatility in the reported financial results of Shurgard Europe and otherwise limit the comparability of operating results in Europe to operating results in the United States. Specifically, generally accepted accounting principles (“GAAP”) prescribe specific foreign currency translation standards. For example, in our case, non- monetary assets are translated according to historical cost. Monetary assets are translated at the Euro/Dollar exchange rate at the end of the applicable period. Revenue, expenses, and other components of the income statement and statement of cash flows are shown at the average of the Euro/Dollar exchange rate during the applicable period. For the year ended December 31, 2004, the average exchange rate between the Euro and the U.S. Dollar was $1.24 per Euro. During the year ended December 31, 2003, the average exchange rate was $1.13 per Euro. Revenues and total expenses for Shurgard Europe increased $20.3 million and $22.3 million, respectively, in 2004 over 2003. At constant rates, using the 2004 average exchange rate, the total increase in revenues and total expenses would be $12.3 million and $13.9 million, respectively, from the year ended December 31, 2003 to the year ended December 31, 2004.

Table 19: SHURGARD STORAGE CENTERS, INC.

STORE ASSET VALUES AND OPERATING INFORMATION

For the three months ended December 31, 2004

    (Unaudited)

(in thousands except for number of properties)	No. of Properties	Weighted average ownership interest	Net Rentable Square Feet	Occupancy (Q4 Avg)	Gross Book Value (7)	Applicable debt (8)	Q4 Revenue	Q4 NOI (9)	Leasehold Expense	Fair value of debt
Same Store
Domestic wholly owned or leased (1)	328	100%	21,105	85%	$1,264,519	$50,793	$59,399	$40,441	$1,116	$51,022
Domestic consolidated joint ventures (2)	83	79%	5,939	83%	337,863	154,046	13,335	9,066	25	161,184
European consolidated subsidiary (4)	72	87%	4,078	77%	618,821	313,797	19,691	11,783	426	313,797

Total Same Store	483	94%	31,122	84%	$2,221,203	$518,636	$92,425	$61,290	$1,567	$526,003

New Store
Domestic wholly owned or leased developments (1)	22	100%	1,283	67%	$119,395	$—	$2,847	$1,175	$120	$—
Domestic consolidated joint ventures developments (2)	12	73%	728	61%	53,467	3,807	1,498	668	—	3,837
Domestic acquisitions (3)	27	96%	1,950	80%	153,784	36,095	4,517	2,798	—	36,232
European consolidated subsidiary developments (4)	30	87%	1,550	60%	296,200	140,614	6,175	2,650	69	140,614
European 20% development ventures developments (5)	32	17%	1,649	30%	225,466	137,764	2,920	(691)	61	137,764

European acquisition (3)	1	100%	38	88%	15,713	—	430	247	—	—
Domestic Properties under leasing arrangements (6)	3	0%	211	61%	22,481	—	584	297	—	—

Total New Store	127	71%	7,409	60%	$886,506	$318,280	$18,971	$7,144	$250	$318,447

TOTALS	610	89%	38,531	79%	$3,107,709	$836,916	$111,396	$68,434	$1,817	$844,450

1	Includes owned and leased properties in which we have a 100% interest.
2	Includes properties in which we own an interest less than 100% but that are consolidated in our financial statements. The store information and results reflected the full 100% amounts. Our pro-rata share in the same store pool is approximately 79% and our pro-rata share in the new store pool is represents approximately 73%.
3	Includes all stores acquired in 2004 and 2003.
4	Includes properties developed under Shurgard Europe in which we hold an 87.23% interest.
5	Includes properties developed under First and Second Shurgard in which we hold a 17.4% interest.
6	Three storage centers are operated through a leasing arrangement with a California developer for which the storage centers assets are consolidated in our financial statements but not the store operations.
7	Gross Book Value represents the cost of developing properties at the time they were developed, not the value at which partners interests in the properties may have been acquired for at a later date. The actual completed cost of these projects are reported in U.S. dollars translated at the December 31, 2004 exchange rate of $1.36 to the Euro. Operating results are reported at the average exchange rate for the year ended December 31, 2004 which was $1.24 to the Euro. As these exchange rates are different we believe it does not allow for an accurate measure of property investment yield. However, we believe the application of a constant exchange rate to both the property cost and operating results may provide a more meaningful measure of investment yield.
8	Applicable debt represents debt secured against each asset pool.
9	Represents Net Operating Income after Direct Expenses. The indirect expenses not included in NOI for Domestic Same Store, European Same store, Domestic New Store and Europe Store are the following (in thousands except indirect expense per revenue dollar):

	Q4 indirect expense		Q4 revenue		Indirect expense per revenue dollar
	Domestic	Europe	Domestic	Europe	Domestic	Europe
Same Store	$4,702	$2,483	$72,734	$13,335	$0.06	$0.19
New Store	$646	$2,798	$9,446	$9,525	$0.07	$0.29